Exhibit 10.4

AMENDMENT NUMBER 1 TO EMPLOYEE LABOR AGREEMENT

THIS AMENDMENT NUMBER 1 TO EMPLOYEE LABOR AGREEMENT, dated as of January 24, 2011 (this “Amendment”), is entered into by and among Nutrastar International Inc., a Nevada corporation (the “Company”) and Robert Tick (the “Employee”).

WHEREAS, the Company and the Employee are parties to that certain Employee Labor Agreement, dated as of July 16, 2010 (the “Employment Agreement”). The parties to this Amendment desire to amend the Employment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

SECTION 1. Amendment. Sections 3A and 3B of the Employment Agreement are hereby deleted and shall be replaced with the following language:

3. Salary and Bonus

A. You monthly base salary effective January 1, 2011 is US$16,000 and shall be paid to the bank account designated by you at the last day of each month.

B. Annual Equity Incentives: You shall be eligible to receive the following:

-	Total shares of Restrictive Stocks (RS): 150,000 at $0.001 per share
Vesting schedule:
25,000 shares on December 31, 2010;
25,000 shares on June 30, 2011;
25,000 shares on December 31, 2011;
25,000 shares on June 30, 2012;
25,000 shares on December 31, 2012; and
25,000 shares on June 30, 2013

-	Total shares of Incentive Stock Options (ISO): 150,000
Exercise period: 3 years from vesting date
Exercise (or strike) price: US$3.50 per share
Vesting schedule:
37,500 shares on June 30, 2011;
37,500 shares on December 31, 2011;
37,500 shares on June 30, 2012; and
37,500 shares on December 31, 2012

SECTION 2. Full Force and Effect. All other provisions of the Employment Agreement not specifically amended in this Amendment shall remain in full force and effect.

SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

SECTION 4. Entire Agreement. This Amendment along with the Employment Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

SECTION 5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

NUTRASTAR INTERNATIONAL INC.

By:  /s/ Lianyun Han
Name: Lianyun Han
Title: Chief Executive Officer

EMPLOYEE

s/ Robert Tick
Name: Robert Tick